Exhibit 11

February 5, 2021

Board of Trustees, The MainStay Funds 51 Madison Avenue New York, NY 10010

Re:     Registration Statement on Form N-14

(MainStay MacKay Common Stock Fund (to be renamed MainStay WMC Enduring Capital Fund), a series of The MainStay Funds)

Ladies and Gentlemen:

We have acted as counsel for The MainStay Funds (the “Trust”), a business trust duly organized and validly existing under the laws of the Commonwealth of Massachusetts, in connection with the Trust’s Registration Statement on Form N-14 (the “Registration Statement”), to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), relating to the transfer of all of the assets of the MainStay MacKay U.S. Equity Opportunities Fund (the “Acquired Fund”), a series of MainStay Funds Trust, to the MainStay MacKay Common Stock Fund (to be renamed MainStay WMC Enduring Capital Fund) (the “Acquiring Fund”), a series of the Trust, in exchange for the issuance of Class A, Investor Class, Class C and Class I shares of beneficial interest of the Acquiring Fund, par value $0.01 per share (the “Shares”), and the assumption of the Acquired Fund’s liabilities by the Acquiring Fund pursuant to the proposed reorganization as described in the Registration Statement and the form of Agreement and Plan of Reorganization (the “Agreement”) to be executed by the Trust, on behalf of the Acquiring Fund; the MainStay Funds Trust, on behalf of the Acquired Fund; and New York Life Investment Management LLC, as filed with the Registration Statement.

In connection with the opinions set forth herein, you have provided to us originals, drafts, copies or facsimile transmissions of, and we have reviewed and relied upon, among other things: a draft of the Registration Statement; a draft of the Agreement; the Trust’s Amended and Restated Declaration of Trust; and the Trust’s Amended and Restated By-Laws.  We have also examined such documents and questions of law as we have concluded are necessary or appropriate for purposes of the opinions expressed below.

In rendering this opinion we have assumed, without independent verification: (i) the due authority of all individuals signing in representative capacities and the genuineness of signatures; (ii) the authenticity, completeness and continued effectiveness of all documents or copies furnished to us; (iii) that any resolutions provided have been duly adopted by the Board of Trustees of the Trust (the “Trustees”); (iv) that the facts contained in the instruments and certificates or statements of public officials, officers and representatives of the Trust on which we have relied for the purposes of this opinion are true and correct; and (v) that no amendments, agreements, resolutions or actions have been approved, executed or adopted which would limit, supersede or modify the items described above.  Where documents are referred to in resolutions approved by the Trustees, or in the Registration Statement, we assume such documents are the same as in the most recent form provided to us, whether as an exhibit to the Registration Statement or otherwise.

Based upon the foregoing, we are of the opinion that the Shares proposed to be registered pursuant to the Registration Statement, as made effective by the Commission, will have been validly authorized and, when issued in accordance with the terms of such Registration Statement and the requirements of applicable federal and state law and delivered by the Trust against receipt of the net asset value of the Shares, as described in the Registration Statement, will have been legally issued and will be fully paid and non-assessable by the Trust.

The opinions expressed herein are limited to the laws of the Commonwealth of Massachusetts and the federal securities laws of the United States. We express no opinion herein with respect to the effect or applicability of the law of any other jurisdiction. We express no opinion as to any other matter other than as expressly set forth above and no other opinion is intended or may be inferred herefrom. The opinions expressed herein are given as of the date hereof.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement, and to the use of our name in the Registration Statement, unless and until we revoke such consent. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act and the rules and regulations thereunder.

Very truly yours,

/s/Dechert LLP

Dechert LLP